UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2004

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Item 12.   Results of Operations and Financial Condition

On June 24, 2004, Family Dollar Stores, Inc. (the “Company”) issued a news release with respect to the reporting of sales and earnings for the third quarter ended May 29, 2004, and other matters relating to the Company’s operations and financial condition.  A copy of the news release is attached hereto and is incorporated by reference as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: June 24, 2004	By:	/s/ George R. Mahoney, Jr.
George R. Mahoney, Jr.
Executive Vice President-General Counsel

Exhibit Index

Exhibit No.	Item-

99	News Release dated June 24, 2004